NYSE Euronext Completes Acquisition of American Stock Exchange

  NYSE Euronext becomes third-largest U.S. equity options marketplace;
  Advances global leadership in ETFs, cash equities, closed-end funds and structured products;
  NYSE Euronext technology infusion to improve operational efficiencies and benefit Amex customers and traders;
  Transaction expected to produce annualized run-rate cost savings in excess of $100 million by the end of 2009.

New York, Oct. 1, 2008 – NYSE Euronext (NYX), the world’s leading and most diverse exchange group, today completed its acquisition of the American Stock Exchange(R) (Amex(R)), becoming the third-largest U.S. options marketplace and enhancing the company’s leadership in ETFs, cash equities, closed-end funds and structured products. The transaction is expected to produce annualized run-rate cost savings in excess of $100 million by the end of 2009 and be accretive to earnings.

     "We welcome the Amex to the NYSE Euronext family,” said Duncan L. Niederauer, NYSE Euronext CEO. “This combination is beneficial to our customers and shareholders, further improves our competitive position in U.S. options, ETFs and cash equities, and enables us to realize significant operational efficiencies and new business opportunities. Amex customers will have more products and services available to them and the advantage of leading-edge technology. On behalf of everyone at NYSE Euronext, I want to thank Neal Wolkoff as well as the staff and members of the Amex for their outstanding support.”

     Neal Wolkoff, former Chairman and CEO of the American Stock Exchange, said: “I am extremely pleased that we have completed this compelling and strategic business combination that joins Amex to NYSE Euronext. Amex’s diverse business groups will enhance the competitiveness of NYSE Euronext’s different product lines and provide new business opportunities to the marketplace.”

Attractive U.S. Options Dual Market Structure

     With the acquisition of the Amex, NYSE Euronext is now the third-largest U.S. equity options marketplace based on number of contracts traded. Having a second U.S. options exchange enables NYSE Euronext to operate a compelling dual market structure that provides all customers the choice of price-time priority on NYSE Arca and the Amex’s traditional market-maker model as well as an expanded array of services.

NYSE Arca Extends Leadership in ETFs

     NYSE Arca represents nearly $317.5 billion in ETF and ETN assets under management in the U.S., more than any other exchange. With Amex’s 416 ETF and 13 ETN listings, NYSE Euronext’s U.S. leadership position will grow to more than 680 ETFs and 90 ETNs. In addition, the company’s European markets currently have more than 344 ETF listings.

     NYSE Euronext expands its portfolio of closed-end funds and structured products with approximately 420 Amex listings joining the more than 1,000 issues already listed on the on the company’s U.S. markets.

Global Listing Leadership Complemented by the Addition of Amex Companies

     More than 500 Amex-listed companies are joining NYSE Euronext, adding to it a U.S. platform for small-cap companies and building on the company’s leadership position in global listings. With the Amex companies, NYSE Euronext now has nearly 4,600 listed issuers and 6,500 listed issues (as of Oct. 1, 2008), which is more than any other exchange group.

Operational Integration and Business Highlights

     In December 2008, it is anticipated that the equities trading platform will transition to NYSE Euronext technology and Amex systems will be retired. In addition, NYSE Euronext plans to relocate Amex's options trading floor operations to the NYSE options trading floor during the first quarter of 2009, and to transition from the Amex-supported technology to NYSE Euronext-supported technology for electronic options trading. The migration to NYSE Euronext systems will significantly improve the functionality and the customer experience across all Amex offerings.

     Under the terms of the agreement, NYSE Euronext has paid $260 million in NYSE Euronext common stock for the Amex. In addition, net proceeds, if any, from the expected sale of Amex's lower Manhattan headquarters will be distributed to Amex members in NYSE Euronext common stock.

     Lehman Brothers acted as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to NYSE Euronext on this transaction. Amex was represented by Morgan Stanley as financial advisor and Milbank, Tweed, Hadley & McCloy LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP as legal advisors.

Other Highlights

     Also as previously disclosed on July 31, 2008, effective on the close of the Amex transaction, the NYSE Euronext board approved the removal of the transfer restrictions on the remaining 41.8 million shares issued as part of the business combination transaction between New York Stock Exchange, Inc. and Archipelago Holdings, Inc., which was completed on March 7, 2006. These shares were previously restricted until March 2009.

     Also as previously announced on March 18, 2008, NYSE Euronext’s board authorized the repurchase of up to $1 billion of NYSE Euronext common stock, which NYSE Euronext expects to commence following the closing of the Amex transaction. Under the program, NYSE Euronext may repurchase stock from time to time at the discretion of management in open market or privately negotiated transactions or otherwise. This stock repurchase program does not obligate NYSE Euronext to repurchase any dollar amount or number of shares of NYSE

Euronext common stock and any such repurchases will be made in compliance with applicable United States and European laws, regulations and approvals and subject to strategic considerations, market conditions and other factors. NYSE Euronext’s stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

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About NYSE Euronext

NYSE Euronext (NYX) operates the world’s leading and most liquid exchange group, and seeks to provide the highest levels of quality, customer choice and innovation. Its family of exchanges, located in six countries, includes the New York Stock Exchange, the world's largest cash equities market; Euronext, the Eurozone's largest cash equities market; Liffe, Europe's leading derivatives exchange by value of trading; NYSE Liffe, the company’s U.S. futures business and NYSE Arca Options, one of the fastest growing U.S. options trading platforms. NYSE Euronext offers a diverse array of financial products and services for issuers, investors and financial institutions in cash equities, options, futures and derivatives, ETFs, bonds, market data, and commercial technology solutions. As the world’s largest exchange group by number of listings and market capitalization, NYSE Euronext is home to nearly 6,500 listed issues (as of Oct. 1, 2008) with total global market capitalization more than four times that of any other exchange group. The average daily trading value of NYSE Euronext's equity exchanges represent more than one-third of the world's cash equities trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information and free real-time stock prices for all NYSE-listed securities, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.